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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-105347) and related Prospectus of The Shaw Group Inc. for the registration of $253,029,000 of its 10.75% Senior Notes due 2010 and to the incorporation by reference therein of our report dated October 17, 2003, with respect to the 2003 and 2002 consolidated financial statements, as amended, of The Shaw Group Inc. included in its Annual Report (Form 10-K/A) for the year ended August 31, 2003, filed with the Securities and Exchange Commission. We also consent to the use of our report dated June 7, 2002 (except Note 2, as to which the date is June 15, 2002) with respect to the consolidated financial statements of The IT Group, Inc. incorporated by reference in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-105347) and related Prospectus of The Shaw Group Inc. for the registration of $253,029,000 of its 10.75% Senior Notes due 2010.


/s/ ERNST & YOUNG LLP

New Orleans, Louisiana
November 20, 2003